CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Copeland SMID Cap Dividend Growth Fund, a series of Copeland Trust.

Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

February 24, 2017